Exhibit 99.1

 Ameron International Corp. Announces Quarterly Dividend and Annual Meeting Date

    PASADENA, Calif.--(BUSINESS WIRE)--Jan. 15, 2004--Ameron International Corporation's (NYSE:AMN) Board of Directors has declared a quarterly dividend of 20 cents per share of common stock payable February 17, 2004 to stockholders of record January 22, 2004 and has established February 10, 2004 as the record date in connection with its Annual Meeting of Stockholders which will be held on Wednesday, March 24, 2004.


    CONTACT: Ameron International Corporation
             Gary Wagner, 626-683-4000